Exhibit (14)(c)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm under the headings “Federal Tax Consequences,” “Other Service Providers” and “Material U.S. Federal Income Tax Consequences of the Reorganization” in the Combined Prospectus/Proxy Statement filed on Form N-14.

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

New York, New York

July 22, 2009